Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Dune Energy, Inc.

Houston, Texas

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated April 20, 2007, relating to the consolidated financial statements of Dune Energy, Inc. as of December 31, 2006 and for each of the two years then ended. We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms”.

/s/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

September 21, 2007